Exhibit 5.1

June 20, 2012

Saratoga Resources, Inc.

7500 San Felipe, Suite 675

Houston, Texas 77063

Gentlemen:

This opinion is furnished to Saratoga Resources, Inc., a Texas corporation (the “Company”), in connection with the resale under the Securities Act of 1933, as amended (the “Securities Act”), of 10,009,808 shares (the “Shares”) of the Company’s common stock that are issued and outstanding, or are issuable upon exercise of outstanding warrants (the “Warrants”) to purchase the Company’s common stock (the “Warrant Shares”), pursuant to the Registration Statement on Form S-3 (the “Registration Statement”) filed on June 21, 2012 with the Securities and Exchange Commission (the “Commission”) and the related prospectus included therein (the “Prospectus”).

As counsel to the Company, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Shares and the Warrant Shares. We have examined the Registration Statement, the Company’s Articles of Incorporation, as amended to date, and Bylaws, as amended to date, certain resolutions of the Company’s Board of Directors, and other proceedings of the Company related thereto. We have also examined such records, documents, and certificates of public officials and of the Company, made such inquiries of officers of the Company and public officials, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

Based upon the foregoing, we are of the opinion that (i) the Shares have been duly authorized, validly issued, and are fully paid and nonassessable, and (ii) the Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Warrants and payment of the exercise price in accordance with their terms, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any other jurisdiction other than the Business Organizations Code of the State of Texas in effect as of the date hereof

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Michael W. Sanders